UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

BRE PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 Market Street, 4th Floor, San Francisco, CA 94105-2712

(Address of principal executive offices) (Zip Code)

(415) 445-6530

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2006, we entered into a Third Supplemental Indenture with The Bank of New York Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association), as trustee, amending and supplementing the Second Supplemental Indenture, dated as of August 15, 2006, entered into by and between us and the trustee in connection with our issuance of $460 million aggregate principal amount of 4.125% Convertible Senior Notes due 2026. The Third Supplemental Indenture amends the definition of “Business Day” to consider February 20, 2012 a business day solely for the purposes of Section 2.11(c) of the Second Supplemental Indenture. A copy of the Third Supplemental Indenture, the terms of which are incorporated in this report by reference, is attached as Exhibit 4.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Third Supplemental Indenture, dated as of November 3, 2006, between BRE Properties, Inc. and The Bank of New York Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association), as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2006

BRE PROPERTIES, INC.
(Registrant)

By:	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr.
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Third Supplemental Indenture, dated as of November 3, 2006, between BRE Properties, Inc. and The Bank of New York Trust Company, National Association (successor to J.P. Morgan Trust Company, National Association), as trustee.